UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2007

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 3, 2007, Good Times Restaurants Inc. (the "Company"), through its wholly owned subsidiary Good Times Drive Thru Inc. ("GTDT"), entered into a Development Agreement (the "Development Agreement"), a Management Agreement (the "Management Agreement") and a Site Selection, Construction Management and Pre-Opening Services Agreement (the "Site Selection Agreement" and, together with the Development Agreement and the Management Agreement, the "Agreements"), each with an investment group, Zen Partners LLC, a Virginia limited liability company ("Zen"), for the development of up to twenty-five Good Times restaurants.  The Company and GTDT are not required to invest any capital in the initial development or continuing operations of the Good Times restaurants under any of the Agreements.

David Grissen, a substantial stockholder of the Company and a member of the Company's Board of Directors, has a substantial ownership interest in Zen.  GTDT's entry into the Agreements was approved in advance by the Company's Board of Directors.

Under the Development Agreement, GTDT grants Zen the exclusive right to develop up to ten Good Times restaurants within specified counties in the Omaha, Nebraska and Des Moines, Iowa area over a five year period ending on December 31, 2012.  The Development Agreement also grants Zen the option (the "Option"), exercisable at any time on or before December 31, 2012, to develop up to an additional fifteen Good Times restaurants in accordance with the terms of the Development Agreement.  If Zen exercises this Option, it shall pay a development fee of $25,000 per additional Good Times restaurant to GTDT.  If GTDT subsequently proposes to franchise or otherwise establish any Good Times restaurant in the development area (other than those being developed by Zen) and Zen is currently in compliance with the Agreements, then Zen shall have the right of first refusal to develop and manage such Good Times restaurant in accordance with the terms of the Agreements.

The Management Agreement provides that GTDT shall operate and serve as the manager for all of the Good Times restaurants developed by Zen pursuant to the Agreements.  Under the Management Agreement, GTDT will be entitled to receive reimbursement of its expenses in connection with its management of the Good Times restaurants as well as a monthly management fee of 5% of gross operating revenues for each Good Times restaurant.  In addition, GTDT shall receive an incentive fee equal to (i) 30% of the Incentive Income (as defined in the Management Agreement) per year until Zen has received a 25% return on its net equity investment and (ii) 20% of the Incentive Income per year thereafter.  The Management Agreement has a term of twenty years, which will be automatically extended for five additional years if Zen exercises its Option.  Zen has the right to terminate the Management Agreement under certain circumstances, including after five years (or ten years if Zen exercises its Option) provided that Zen (i) pays a termination fee to GTDT and (ii) enters into the then current franchise agreement used by the Company for all Good Times restaurants to be developed under the Development Agreement, pursuant to which each such Good Times restaurant will continue to operate under the Good Times brand for fifteen years.  Under the Management Agreement, GTDT has a right of first refusal to purchase any or all of the Good Times restaurants subject to the Management Agreement before Zen may accept an offer to purchase such restaurants from a third party, and GTDT has a right of first offer with respect to any proposed sale by Zen of any of the Good Times restaurants subject to the Management Agreement.

Under the Site Selection Agreement, GTDT has been engaged as a consultant to provide site selection services, pre-opening services, construction management services, and lease and sale leaseback negotiation services for the Good Times restaurants being developed by Zen.  In exchange for providing such services, GTDT will receive a services fee of $25,000 for each Good Times restaurant to be developed and reimbursement for its expenses.  GTDT has agreed to provide a limited lease guaranty on Zen's payments due under any leases obtained for the first three Good Times restaurants to be developed in exchange for receiving a lease guaranty fee equal to 1% of net sales of the applicable Good Times restaurant for so long as the lease guaranty is in effect.   GTDT has also agreed to arrange sale leaseback transactions for any Good Times restaurants sites in exchange for receiving a sale leaseback fee of $7,500 per Good Times restaurant.

The foregoing summary of the Agreements, and the transactions contemplated thereby, is subject to, and qualified in its entirety by, the complete text of the Agreements, which are filed as Exhibits 10.1 through 10.3 to this report and are incorporated herein by reference.

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On December 5, 2007, the Company issued a press release announcing that GTDT had entered into the Agreements.  A copy of that press release is filed as Exhibit 99.1 to this report.

Information contained in this report, other than historical information, may be considered forward looking in nature and is subject to known and unknown risks, which may cause the Company' s actual results to differ materially from results expressed or implied by the forward looking information.  These risks include such factors as the pending and uncertain nature of the reported restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the "Risk Factors" section of the Company' Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.  Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Development Agreement dated December 2, 2007 between Zen Partners LLC and Good Times Drive Thru Inc.
10.2	Management Agreement dated December 2, 2007 between Zen Partners LLC and Good Times Drive Thru Inc.
10.3	Site Selection, Construction Management and Pre-Opening Services Agreement dated December 2, 2007 between Zen Partners LLC and Good Times Drive Thru Inc.
99.1	Press release of Good Times Restaurants Inc. dated December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: December 5, 2007	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer
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